Exhibit 99.1

CV Sciences, Inc. Reports Third Quarter 2025 Financial Results

San Diego, CA - November 13, 2025 (ACCESS Newswire) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended September 30, 2025.

Third Quarter 2025 and Recent Financial and Operating Highlights

•
Generated revenue of $3.3 million for the third quarter 2025 compared to $3.9 million for the third quarter 2024 and compared to $3.6 million for the second quarter 2025;
•
Recognized gross margin of 48.5% for the third quarter 2025 compared to 46.0% for the third quarter 2024 and compared to 50.9% for the second quarter 2025;
•
Cash balance of $0.4 million at quarter end compared to $0.5 million at the end of 2024;
•
Recognized an adjusted EBITDA loss of $118,000 for the third quarter 2025 compared to $75,000 for the third quarter 2024 and compared to positive adjusted EBITDA of $59,000 for the second quarter 2025; and
•
Expanded +PlusCBD™ product offering with the launch of Ignite, a men's performance formula for vitality, recovery, libido and focus.

“We are pleased with our third quarter 2025 results, highlighted by healthy gross margins of 48% and continued progress toward profitability and positive cash flow,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “Our focus on organic growth through new product development, combined with strategic M&A opportunities, positions us to enhance top-line revenue and shareholder value. Throughout 2025, our execution has been cost-efficient, and our commitment to innovation will diversify our product portfolio and help navigate the evolving regulatory landscape in the CBD category. We look forward to building a more balanced portfolio that drives sustainable growth and profitability.”

Mr. Dowling stated further, “The funding legislation to reopen the federal government enacted yesterday that included restrictive language for the hemp industry is disappointing. The restrictive hemp language will not go into effect for a one-year period from today. CV Sciences will have an opportunity, along with other industry participants, to work on a bipartisan basis with members of Congress to shape a balanced and responsible regulatory framework that preserves access to hemp-derived, health and wellness products relied on by millions of consumers across the United States.”

Operating Results - Third Quarter 2025 Compared to Third Quarter 2024

Sales for third quarter 2025 were $3.3 million, a decrease of 16% from $3.9 million in the third quarter 2024. The decline is driven by lower sales volume due to out-of-stock issues for some of our key products and restrictive regulations in certain states. The total number of units sold during third quarter 2025 decreased by 16% compared to the third quarter 2024. 39% of our net revenue for the third quarter 2025 was from new products launched since January 1, 2023. During this time period, we launched 38 new products.

We generated an operating loss of $0.3 million in the third quarter 2025 and 2024. Our lower sales for the third quarter 2025 resulted in a decline in gross profit which was offset by reduced SG&A expenses. The Company had an adjusted EBITDA loss of $0.1 million in the third quarter 2025 and 2024.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1739504&tp_key=71dd648c0e. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Thursday,

November 20, 2025, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13756671.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling hemp-extract brand in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company also produces cannabinoid-free supplements under its +PlusHLTH™ brand, with targeted formulations to optimize health, improve performance, and increase vitality. Our Cultured Foods™ brand provides a variety of 100% plant-based food products that are distributed primarily in the EU and other select markets. Cultured Foods™ caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. In addition, the Company owns Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California, Grand Junction, Colorado, and Warsaw, Poland. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Product sales, net	$3,256	$3,865	$10,482	$11,821
Cost of goods sold	1,677	2,087	5,401	6,330
Gross profit	1,579	1,778	5,081	5,491

Operating expenses:
Research and development	24	29	104	93
Selling, general and administrative	1,830	2,090	5,894	6,942
Benefit from reversal of accrued payroll taxes	—	—	(522)	—
Total operating expenses	1,854	2,119	5,476	7,035

Operating loss	(275)	(341)	(395)	(1,544)

Gain on extinguishment of debt	—	—	(38)	—
Interest expense, net	107	115	388	118
Loss before income taxes	(382)	(456)	(745)	(1,662)
Income tax expense	—	—	7	6
Net loss	$(382)	$(456)	$(752)	$(1,668)

Weighted average common shares outstanding, basic and diluted	184,264	182,261	184,264	172,671

Net loss per common share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.01)

CV SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$381	$454
Accounts receivable, net	405	522
Inventory	4,080	4,897
Prepaid expenses and other	231	370
Total current assets	5,097	6,243

Property and equipment, net	349	399
Right of use assets	410	94
Intangibles, net	82	93
Goodwill	1,010	971
Other assets	47	127
Total assets	$6,995	$7,927

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,214	$1,925
Accrued expenses	2,874	3,424
Current portion of operating lease liability	247	83
Current portion of long-term debt, net of debt issuance costs	451	677
Total current liabilities	4,786	6,109

Operating lease liability	162	19
Debt, net of debt issuance costs	504	—
Deferred tax liability	4	4
Total liabilities	5,456	6,132

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 share issued as of September 30, 2025 and December 31, 2024; and no shares outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of September 30, 2025 and December 31, 2024; 184,264 shares issued and outstanding as of September 30, 2025 and December 31, 2024	18	18
Additional paid-in capital	89,207	88,773
Accumulated deficit	(87,733)	(86,981)
Accumulated other comprehensive income (loss)	47	(15)
Total stockholders' equity	1,539	1,795

Total liabilities and stockholders' equity	$6,995	$7,927

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(752)	$(1,668)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	171	220
Stock-based compensation	374	154
Amortization of debt discount	386	117
Amortization of right of use assets	175	86
Gain on debt extinguishment	(38)	—
Benefit from reversal of accrued payroll tax	(522)	—
Gain in fair value of contingent consideration liabilities	—	(188)
Other	128	236
Change in operating assets and liabilities:
Accounts receivable, net	130	19
Inventory	830	689
Prepaid expenses and other	141	208
Accounts payable and accrued expenses	(1,076)	(570)
Net cash flows used in operating activities	(53)	(697)

INVESTING ACTIVITIES
Purchases of property and equipment	(100)	—
Acquisition of business, net of cash acquired	—	(6)
Net cash flows used in investing activities	(100)	(6)

FINANCING ACTIVITIES
Proceeds from note payable	1,200	900
Debt issuance costs related to note payable	(82)	(5)
Repayment of note payable	(900)	(325)
Repayment of unsecured debt	(139)	(203)
Net cash flows provided by financing activities	79	367
Effect of exchange rate changes on cash	1	(2)
Net decrease in cash	(73)	(338)
Cash, beginning of period	454	1,317
Cash, end of period	$381	$979
Supplemental cash flow disclosures:
Interest paid	$4	$6
Income tax paid	$7	$6
Supplemental disclosure of non-cash transactions:
Services paid with common stock	$60	$62
Right of use asset financed by lease liabilities	$486	$—
Original issuance discount for note payable	$(400)	$(284)
Debt modification cost	$(150)	$—
Working capital adjustment due from seller	$—	$34
Fair value of net assets acquired, excluding cash	$—	$341
Goodwill on acquisition	$—	$365
Common stock consideration	$—	$(700)
Cash paid for acquisition	$—	$6

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation, amortization, interest, and income tax expense, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net income (loss) for the three and nine months ended September 30, 2025 and 2024 is detailed below (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss - GAAP	$(382)	$(456)	$(752)	$(1,668)
Stock-based compensation (1)	124	87	374	154
Benefit from reversal of accrued payroll tax (2)	—	—	(522)	—
Gain on debt extinguishment (3)	—	—	(38)	—
Note discount (4)	107	115	388	118
Net income (loss) - non-GAAP	$(151)	$(254)	$(550)	$(1,396)

Diluted EPS - GAAP	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Stock-based compensation (1)	—	—	—	—
Benefit from reversal of accrued payroll tax (2)	—	—	—	—
Gain on debt extinguishment (3)	—	—	—	—
Note discount (4)	—	—	—	—
Diluted EPS - non-GAAP	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Shares used to calculate diluted EPS - GAAP and non-GAAP	184,264	182,261	184,264	172,671

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(3)
Represents gain on extinguishment of debt related to our Streeterville note payable.
(4)
Represents amortization of OID/debt issuance costs for notes payable.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2025 and 2024 is detailed below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(382)	$(456)	$(752)	$(1,668)
Depreciation expense	27	93	155	223
Amortization expense	6	6	18	15
Interest expense, net	107	115	388	118
Income tax expense	—	—	7	6
EBITDA	(242)	(242)	(184)	(1,306)
Stock-based compensation (1)	124	87	374	154
Professional fees associated with legal dispute (2)	—	80	—	773
Benefit from reversal of accrued payroll tax (3)	—	—	(522)	—
Gain on debt extinguishment (4)	—	—	(38)	—
Adjusted EBITDA	$(118)	$(75)	$(370)	$(379)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(4)
Represents gain on extinguishment of debt related to our Streeterville note payable.